Exhibit 99.1
NETEZZA ANNOUNCES THIRD QUARTER FISCAL 2009 FINANCIAL RESULTS
Revenues increased 51% over the prior year quarter
Third quarter GAAP diluted EPS was $0.05
Jit Saxena will step down as CEO on January 31, 2009 and continue as
Chairman. Jim Baum will assume the role of CEO.
Marlborough, Mass. — November 25, 2008 — Netezza Corporation (NYSE Arca: NZ), the global leader in data warehouse appliances, today reported its financial results for the third fiscal quarter ended October 31, 2008.
Jit Saxena, Netezza’s Chairman and Chief Executive Officer, stated, “We are pleased with our results for our third quarter, particularly in light of the challenging economy. Both new and existing customers are benefiting from Netezza’s low-cost and fast time to value capabilities to address immediate business problems.”
Total revenue for the third quarter of fiscal 2009 (fiscal year ending January 31, 2009) increased 51% to $50.6 million compared with $33.4 million for the same period one year ago. GAAP net income attributable to common stockholders for the third quarter of fiscal 2009 was $3.5 million compared with $1.6 million for the same period one year ago. Non-GAAP net income attributable to common stockholders for the third quarter of fiscal 2009 was $5.7 million compared with $2.9 million for the same period one year ago. GAAP diluted net income per share for the third quarter of fiscal 2009 was $0.05 compared with $0.02 for the same period one year ago. Non-GAAP diluted net income per share for the third quarter of fiscal 2009 was $0.09 compared with $0.04 for the same period one year ago.
Non-GAAP net income attributable to common stockholders, non-GAAP diluted net income per share and non-GAAP operating income exclude non-cash stock-based compensation, amortization of acquired intangible assets and, where applicable, accretion of preferred stock dividends. A reconciliation of GAAP to non-GAAP results has been provided in the financial statements included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
Financial Guidance:
“We are very pleased with our third quarter results,” said Patrick Scannell, Senior Vice President and Chief Financial Officer of Netezza. “We remain cautious given the current economic environment, but based upon our near term visibility and our continued execution, we are raising our revenue guidance from $182 million to the $187 million level for fiscal year 2009. Investments made during the third quarter will impact our expense levels for next quarter and will reduce our operating income as a percentage of revenue by one to two percent from what we reported this quarter. As a result, we expect non-GAAP operating income as a percentage of revenue to be approximately 10% and non-GAAP diluted EPS to be approximately $0.08 for the fourth quarter.”

Netezza Management News:
Jit Saxena, Netezza’s Chairman and CEO, has informed the Netezza board of directors that he will resign as CEO effective January 31, 2009. Netezza’s board of directors has named Jim Baum (age 44), who currently serves as President and Chief Operating Officer, as CEO effective February 1, 2009. Jit Saxena (age 62) will remain Chairman of the board of directors.
Use of Non-GAAP Financial Measures:
To supplement Netezza’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Netezza is presenting certain non-GAAP measures of financial performance. Netezza believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Netezza’s performance by excluding certain non-cash items that may not be indicative of Netezza’s core business or future outlook. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Netezza’s results of operations as determined in accordance with GAAP.
The non-GAAP financial measures presented by Netezza exclude non-cash stock-based compensation, amortization of acquired intangible assets and, where applicable, accretion of preferred stock dividends. Because of the varying valuation methodologies and assumptions that companies use under FAS123(R) and that companies use to value and amortize acquired intangible assets, Netezza’s management believes that excluding non-cash stock-based compensation and amortization of acquired intangible assets allows investors to analyze Netezza’s recurring business over multiple periods and provide more meaningful comparisons with other companies. In addition, since Netezza had no amortization of acquired assets in fiscal 2008, Netezza is presenting its operating results for fiscal 2009 without this charge to allow for a more meaningful comparison of current periods to prior year periods. Upon the closing of Netezza’s initial public offering, accretion of preferred dividends was no longer applicable due to the conversion of preferred stock to common stock, and is therefore excluded to aid in comparing current and future operating results with those of past periods. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures provided in the financial statements included in this press release.
Quarterly Conference Call:
Netezza will host a conference call and webcast at 4:30 PM Eastern Time (1:30 PM Pacific Time) on November 25, 2008 to discuss its third quarter fiscal year 2009 results and business outlook.
The conference call can be accessed by dialing +1 800 798-2864 for participants in the United States and by dialing +1 617 614-6206 for participants outside the United States. The passcode for the conference call is 15173897. A telephonic replay of the conference call will also be available two hours after the call and will run for two weeks. The replay can be accessed by dialing +1 888 286-8010 for participants in the United States and by dialing +1 617 801-6888 for participants outside the United States. The passcode for the replay is 96217585.

The webcast will be accessible from the “Investor Relations” section of Netezza’s Web site (http://www.netezza.com). The webcast will be archived on Netezza’s Web site for a period of one year.
About Netezza Corporation:
Netezza is the global leader in data warehouse and analytic appliances that dramatically simplify high-performance analytics for business users across the extended enterprise, delivering significant competitive and operational advantage in today’s information-intensive marketplaces. The Netezza Performance Server® (NPS®) family of streaming analytic™ appliances brings appliance simplicity to a broad range of complex data warehouse and analytic challenges. Customers who have realized the benefits of Netezza appliances include Ahold, Amazon.com, CNET Networks, Debenhams, Department of Veterans Affairs, Epsilon, Nationwide, Neiman Marcus, Orange UK, Premier, Inc., Ross Stores, Ryder System, Inc., The Carphone Warehouse and Virgin Media. Based in Marlborough, Mass., Netezza has offices in Washington, DC, the United Kingdom and Asia Pacific. For more information about Netezza, please visit www.netezza.com.
Netezza Performance Server, NPS and streaming analytic are trademarks of Netezza Corporation. Other names may be trademarks of their respective owners.
For Netezza Investors:
The statements set forth above include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to Netezza’s future financial performance and Netezza’s business prospects. These statements involve risk and uncertainties, including: market demand for our products; our limited operating history and history of losses; quarterly fluctuation of our business; our ability to attract and retain key personnel; competition in the data warehouse market; our dependence on certain key customers; our ability to protect our patents and intellectual property; our ability to defend against third party infringement claims, other litigation and contingent liabilities; and risks relating to operating internationally. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements in this release, we refer you to the “Risk Factors” section of Netezza’s Annual Report on Form 10-K for the year ended January 31, 2008, and most recent Quarterly Report on Form 10-Q, each of which is on file with the SEC and available in the investor relations section of Netezza’s Web site at http://www.netezza.com and on the SEC Web site at http://www.sec.gov. In addition, the forward-looking statements included in this press release represent our views as of November 25, 2008. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to November 25, 2008.

Netezza Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31,	January 31,
	2008	2008
Assets

Current assets
Cash and cash equivalents	$104,956	$46,184
Short term marketable securities	—	37,149
Accounts receivable	30,962	19,999
Inventory	24,028	31,611
Restricted cash	379	379
Other current assets	4,235	4,038

Total current assets	164,560	139,360

Property and equipment, net	6,558	5,467
Goodwill	3,045	—
Intangible assets, net	3,321	—
Long-term marketable securities	47,922	53,775
Restricted cash	739	—
Other long-term assets	3,812	150

Total assets	$229,957	$198,752

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$7,986	$5,533
Accrued expenses	8,364	5,494
Accrued compensation and benefits	5,305	5,244
Deferred revenue	47,221	30,588

Total current liabilities	68,876	46,859

Long-term deferred revenue	13,614	15,418
Other long-term liabilities	873	—

Total liabilities	83,363	62,277

Stockholders’ equity	146,594	136,475

Total liabilities and stockholders’ equity	$229,957	$198,752

Netezza Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	October 31,		October 31,
	2008	2007	2008	2007
Revenue
Product	$38,941	$27,319	$105,401	$70,830
Services	11,638	6,099	31,789	16,330

Total revenue	50,579	33,418	137,190	87,160

Cost of revenue
Product	15,783	11,355	42,382	29,231
Services	3,549	1,969	8,541	5,573

Total cost of revenue	19,332	13,324	50,923	34,804

Gross Profit	31,247	20,094	86,267	52,356

Operating Expenses
Sales and marketing	14,883	11,128	43,505	30,759
Research and development	8,406	5,682	23,668	16,738
General and administrative	3,985	2,661	10,767	6,394

Total operating expenses	27,274	19,471	77,940	53,891

Operating income (loss)	3,973	623	8,327	(1,535)

Interest income	845	1,214	3,624	1,431
Interest expense	16	2	16	717
Other income (expense), net	(36)	29	(255)	249

Income (loss) before income taxes and accretion to preferred stock	4,766	1,864	11,680	(572)
Provision for income taxes	1,302	278	2,943	843

Net income (loss)	3,464	1,586	8,737	(1,415)
Accretion to preferred stock	—	—	—	2,853

Net income (loss) attributable to common stockholders	$3,464	$1,586	$8,737	$(4,268)

Net income (loss) per common share:
Basic	$0.06	$0.03	$0.15	$(0.16)
Diluted	$0.05	$0.02	$0.14	$(0.16)

Shares used in per common share calculations:
Basic	59,419	57,434	58,690	26,419
Diluted	63,156	63,804	62,858	26,419

Netezza Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts and percentages)
(unaudited)

	For the three months ended		For the nine months ended
	October 31,		October 31,		% change for the three months ended
					October 31, 2008 as compared with the
	2008	2007	2008	2007	three months ended October 31, 2007
Non-GAAP financial measures and reconciliation:

GAAP cost of product revenue	$15,783	$11,355	$42,382	$29,231
Non-cash stock-based compensation (1)	44	26	130	71
Amortization of acquired intangible assets (2)	—	—	4	—

Non-GAAP cost of product revenue	$15,739	$11,329	$42,248	$29,160

GAAP cost of service revenue	$3,549	$1,969	$8,541	$5,573
Non-cash stock-based compensation (1)	54	31	165	84
Amortization of acquired intangible assets (2)	114	—	193	—

Non-GAAP cost of service revenue	$3,381	$1,938	$8,183	$5,489

GAAP gross profit	$31,247	$20,094	$86,267	$52,356
Non-cash stock-based compensation (1)	98	57	295	155
Amortization of acquired intangible assets (2)	114	—	197	—

Non-GAAP gross profit	$31,459	$20,151	$86,759	$52,511

GAAP sales and marketing expenses	$14,883	$11,128	$43,505	$30,759	34%
Non-cash stock-based compensation (1)	669	362	1,841	868
Amortization of acquired intangible assets (2)	56	—	65	—

Non-GAAP sales and marketing expenses	$14,158	$10,766	$41,599	$29,891	32%

GAAP research and development expenses	$8,406	$5,682	$23,668	$16,738	48%
Non-cash stock-based compensation (1)	529	332	1,529	657
Amortization of acquired intangible assets (2)	2	—	47	—

Non-GAAP research and development expenses	$7,875	$5,350	$22,092	$16,081	47%

GAAP general and administrative expenses	$3,985	$2,661	$10,767	$6,394	50%
Non-cash stock-based compensation (1)	763	515	1,996	1,401
Amortization of acquired intangible assets (2)	7	—	19	—

Non-GAAP general and administrative expenses	$3,215	$2,146	$8,752	$4,993	50%

GAAP operating expenses	$27,274	$19,471	$77,940	$53,891	40%
Non-cash stock-based compensation (1)	1,961	1,209	5,366	2,926
Amortization of acquired intangible assets (2)	65	—	131	—

Non-GAAP operating expenses	$25,248	$18,262	$72,443	$50,965	38%

GAAP operating income (loss)	$3,973	$623	$8,327	$(1,535)
Non-cash stock-based compensation (1)	2,059	1,266	5,661	3,081
Amortization of acquired intangible assets (2)	179	—	328	—

Non-GAAP operating income	$6,211	$1,889	$14,316	$1,546

GAAP net income (loss) attributable to common stockholders	$3,464	$1,586	$8,737	$(4,268)
Non-cash stock-based compensation (1)	2,059	1,266	5,661	3,081
Amortization of acquired intangible assets (2)	179	—	328	—
Accretion to preferred stock (3)	—	—	—	2,853

Non-GAAP net income attributable to common stockholders	$5,702	$2,852	$14,726	$1,666

GAAP net income (loss) per common share — basic	$0.06	$0.03	$0.15	$(0.16)
Non-cash stock-based compensation (1)	0.04	0.02	0.10	0.12
Amortization of acquired intangible assets (2)	0.00	—	0.00	—
Accretion to preferred stock (3)	—	—	—	0.10

Non-GAAP net income per common share — basic	$0.10	$0.05	$0.25	$0.06

GAAP net income (loss) per common share — diluted	$0.05	$0.02	$0.14	$(0.16)
Non-cash stock-based compensation (1)	0.03	0.02	0.08	0.12
Amortization of acquired intangible assets (2)	0.01	—	0.01	—
Accretion to preferred stock (3)	—	—	—	0.10

Non-GAAP net income per common share — diluted	$0.09	$0.04	$0.23	$0.06

Shares used in per common share calculations:
Basic	59,419	57,434	58,690	26,419
Diluted	63,156	63,804	62,858	26,419
Footnotes — Adjustments

(1)	Represents non-cash compensation charges associated with stock options granted and accounted for in accordance with the fair market provisions of Statement of Financial Accounting Standards No. 123 (R) as follows:

	For the three months ended		For the nine months ended
	October 31,		October 31,
	2008	2007	2008	2007
Cost of product revenue	$44	$26	$130	$71
Cost of services revenue	54	31	165	84
Sales and marketing	669	362	1,841	868
Research and development	529	332	1,529	657
General and administrative	763	515	1,996	1,401

Total non-cash stock-based compensation expense	$2,059	$1,266	$5,661	$3,081

(2)	Represents amortization of acquired intangible assets in conjunction with Netezza’s acquisition of NuTech Solutions, Inc. on May 9, 2008 as follows:

	For the three months ended		For the nine months ended
	October 31,		October 31,
	2008	2007	2008	2007
Cost of product revenue	$—	$—	$4	$—
Cost of services revenue	114	—	193	—
Sales and marketing	56	—	65	—
Research and development	2	—	47	—
General and administrative	7	—	19	—

Total amortization expense	$179	$—	$328	$—

(3)	Represents accretion of preferred stock dividends on Netezza’s Series A through D convertible redeemable preferred stock prior to its conversion to common stock on July 24, 2007.

Contacts

Netezza Corporation
Investor Contact:
Patrick J. Scannell, Jr., +1 508-382-8584
Senior Vice President & Chief Financial Officer
ir@netezza.com
or
Media Contact:
Virginia Lux, +1 508-382-8494
Director of Marketing Communications
vlux@netezza.com